Exhibit 99.4
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF LOUISIANA
	)	Chapter 11
In re	)
	)	Case No. 17-12625
COPSYNC, INC.,	)
	)	Section B
Debtor.	)
)
)
ORDER AMENDING SALE ORDER DATED NOVEMBER 21, 2017
__________________________________________________________________________
CONSIDERING THE FOREGOING Motion filed by COPsync, Inc. to Amend [Doc. #176] (the “Motion to Amend”) the Order (A) Approving the Sale of Assets Free and Clear with Liens, Claims and Encumbrances Attaching to the Proceeds; (B) Approving Purchase Agreement; (C) Determining that the Purchaser is a Good Faith Purchaser Pursuant to §363(m); (D) Approving the Assumption and Assignment of Certain Contracts and Leases; (E) Abrogating the Bankruptcy Rule 6004(h) Stay of the Order, and (F) Granting Related Relief [Doc. #125] (the “Sale Order”), and to the extent necessary amend certain provisions of the exhibits thereto;
IT IS HEREBY ORDERED that the Motion to Amend is GRANTED;
IT IS FURTHER ORDERED that the Purchase Agreement (as that term is defined in the Sale Order) attached to the Sale Order as Exhibit (1) be and hereby is amended in the following respects only:
Paragraph 2(a)(iii) is amended to state, “$600,000 in cash, payable as follows: (1) $39,000 on or before February 2, 2018; (2) an additional $50,000 on or before February 12, 2018; ( (3) an
additional $300,000 on or before March 2, 2018, and (4) all
remaining amounts due on or before March 16, 2018; and”

IT IS FURTHER ORDERED that all other provisions of the Sale Order and exhibits thereto, including the Purchase Agreement, shall remain in full force and effect and shall not be amended hereby.
IT IS FURTHER ORDERED that movant shall serve this order on the required parties who will not receive notice through the ECF system pursuant to the FRBP and the LBR’s and file a certificate of service to that effect within three days.
New Orleans, Louisiana, March 7, 2018.
/s/ Jerry A. Brown
 ______________________________
Jerry A. Brown
U.S. Bankruptcy Judge